                                                                   EXHIBIT 99.1


                       (America Service Group Inc. LOGO)

                       N  E  W  S   R  E  L  E  A  S  E



CONTACT: MICHAEL CATALANO                            MICHAEL W. TAYLOR
         CHAIRMAN, PRESIDENT AND                     SENIOR VICE PRESIDENT AND
           CHIEF EXECUTIVE OFFICER                   CHIEF FINANCIAL OFFICER
         (615) 373-3100                                   (615) 373-3100


        AMERICA SERVICE GROUP ANNOUNCES EXTENSION OF NEW YORK CITY-RIKERS
                      ISLAND CONTRACT TO DECEMBER 31, 2004


BRENTWOOD, Tennessee (April 2, 2003) - America Service Group Inc. (NASDAQ:ASGR) announced that it has received notice from the New York City Health and Hospitals Corporation ("HHC") of its decision to extend the current contract of the Company's subsidiary, Prison Health Services, Inc. ("PHS"), for provision of healthcare services to the facilities located on Rikers Island and the Bernard
B. Kerik Detention Center through December 31, 2004.

Under the contract that began January 1, 2001, PHS provides comprehensive healthcare services to an average daily population of approximately 13,500 detainees located throughout 10 facilities within the Rikers Island complex. The contract provides for an initial three-year term, giving HHC the option to extend the agreement for a final one-year term of January 1 to December 31, 2004.

Commenting on today's announcement, Becky Pinney, PHS Division Vice President responsible for the Rikers Island contract, stated, "We are extremely pleased with the confidence HHC has placed in PHS through this decision, and we look forward to continuing our partnership in delivering quality healthcare services to the detainee population."

America Service Group Inc., based in Brentwood, Tennessee, is the leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare and pharmacy programs to government agencies for the medical care of inmates.

This press release may contain "forward-looking" statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. As such, they involve risk and uncertainty that actual results may differ materially from those projected in the forward-looking statements. A discussion of the important factors and assumptions regarding the statements and risks involved is contained in the Company's filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.


                                      -END-